SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]       Definitive Proxy Statement
[ ]       Definitive Additional Materials
[ ]       Soliciting Material under Rule 14a-12

                             DEL LABORATORIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:


[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                             DEL LABORATORIES, INC.
                                  178 EAB PLAZA
                         UNIONDALE, NEW YORK 11556-0178

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

                                   -----------

                                                                  April 27, 2001

To the Stockholders:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DEL LABORATORIES, INC. (the "Corporation"), will be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on Thursday, May 24, 2001, at 9:30 A.M. (local time) to consider the following matters:

      1. To elect two members of the Board of Directors of the Corporation for a term of three years;

      2. To approve Amendment No.2 to the Corporation's Amended and Restated 1994 Stock Plan; and

      3. To transact such other business as may properly come before the meeting.

           The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained at the Corporation's offices at 178 EAB Plaza, Uniondale, New York 11556-0178, for ten days prior to the meeting.

           Stockholders are cordially invited to attend the meeting. If you are a stockholder of record and plan to attend, please complete and return the enclosed Request for Admission Card. If you are a stockholder whose shares are not registered in your own name and you plan to attend, please request an admission card by writing to Executive Vice President-Chief Financial Officer, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, etc., must accompany your letter.

           A copy of the Annual Report for the year 2000 is enclosed herewith.

                                          By Order of the Board of Directors,


                                          Gene L. Wexler
                                          SECRETARY

           YOU ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                             DEL LABORATORIES, INC.
                                  178 EAB PLAZA
                         UNIONDALE, NEW YORK 11556-0178

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

                                   -----------

           Your proxy is hereby solicited on behalf of the Board of Directors of Del Laboratories, Inc., a Delaware corporation (the "Corporation"), for use at the 2001 Annual Meeting of Stockholders, to be held on Thursday, May 24, 2001 at 9:30 A.M. at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, and at any adjournments thereof. The purposes of the meeting are as set forth herein and in the accompanying Notice of Annual Meeting. It is anticipated that these materials will be mailed on or about April 27, 2001 to all stockholders entitled to vote at the Annual Meeting.

           A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxy will be voted FOR such matter. Each stockholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Corporation, by executing a later proxy or by attending the Annual Meeting in person and requesting the return of the proxy, in any case at any time prior to the voting of the proxy. The cost of the solicitation of proxies will be paid by the Corporation. In addition to the solicitation of proxies by the use of the mails, regularly engaged employees of the Corporation may, without additional compensation therefor, solicit proxies either personally, by telephone or by facsimile. The Corporation will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses incurred in handling proxy materials for beneficial owners.

           The Board of Directors has fixed the close of business on April 2, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding and entitled to vote 8,033,783 shares of Common Stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock entitles the holder thereof to one vote. One-third of all shares of Common Stock issued and outstanding and entitled to vote constitutes a quorum. Election of directors is by plurality vote, with the two nominees receiving the highest vote totals to be elected as directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.

           If a stockholder is a participant in the Corporation's Employee Stock Ownership Plan (the "ESOP"), the participant will receive, with respect to the number of shares held for his or her account under the ESOP on the Record Date, a separate card which will serve as a voting instruction to the Trustee of the Employee Stock Ownership Trust, a trust that holds the shares acquired for the ESOP, with respect to shares held for the participant's account. Unless the card is signed and returned, shares held in the participant's account under the ESOP will be voted in the same proportion as the shares for which signed cards are returned by other participants.

           Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Corporation. Admission will be by admission card only. For stockholders of record who wish to obtain an admission card, please complete and return the enclosed Request for Admission Card. Beneficial owners with shares held through an intermediary, such as a bank or stockbroker, should request admission cards by writing to Executive Vice President-Chief Financial Officer, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain admission cards in advance may obtain them upon verification of ownership at the Annual Meeting. Admission cards may be issued to others at the discretion of the Corporation.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS



           The following table sets forth information as to each person who, to the knowledge of the Corporation, as of the Record Date, was the beneficial owner of more than 5% of the issued and outstanding Common Stock:

                                                        AMOUNT AND
                                                         NATURE OF
NAME AND ADDRESS OF BENEFICIAL                          BENEFICIAL      PERCENT
OWNER OR IDENTITY OF GROUP                              OWNERSHIP (1)  OF CLASS
----------------------------------------------------    -------------  --------

Dan K. Wassong........................................... 2,765,468(3)  31.6%(4)
     Del Laboratories, Inc.
     178 EAB Plaza
     Uniondale, New York (2)

Martin E. Revson......................................... 1,207,319     15.0%
     445 Park Avenue
     New York, New York (2)

Del Laboratories, Inc. Employee Stock Ownership Plan.....  503,705       6.3%
     178 EAB Plaza
     Uniondale, New York

Dimensional Fund Advisors Inc............................  430,216(5)    5.4%
   1299 Ocean Avenue, 11th floor
   Santa Monica, California

-----------
(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.
(2) Mr. Wassong and Mr. Revson each has granted the other a right of first refusal to purchase certain of his shares in the event one of them wishes to dispose of such shares or upon his death, notwithstanding which each has the right to dispose of a limited number of shares in any period of 12 consecutive months.
(3) Includes 1,982,797 shares owned individually by Mr. Wassong, 705,493 shares issuable upon exercise of options (which are exercisable within 60 days) held by Mr. Wassong and 77,178 shares held for Mr. Wassong's account under the ESOP as of December 31, 2000.
(4) Based on 8,033,783 shares outstanding on April 2, 2001 plus, with respect to Mr. Wassong, the number of shares he may acquire pursuant to the exercise of options (see footnote (3) above).
(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser that is deemed to beneficially own 430,216 shares of the Corporation's Common Stock as of December 31, 2000, furnishes investment advice to four registered investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses voting and/or investment power over such shares. All securities are owned of record by such investment vehicles, and Dimensional disclaims beneficial ownership of all such shares.

DIRECTORS AND EXECUTIVE OFFICERS

           The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership of Common Stock by (i) each director of the Corporation (other than Mr. Wassong and Mr. Revson, information with respect to each of whom is presented above), (ii) each of the four most highly-compensated executive officers of the Corporation during 2000 other than Mr. Wassong and (iii) all directors and executive officers as a group:

                                                        COMMON STOCK OWNED AS OF
                                                                 APRIL 2, 2001
                                                           AMOUNT AND   PERCENT
                                                           NATURE OF    OF CLASS
                                                           BENEFICIAL
                                                          OWNERSHIP(1)

    OUTSIDE DIRECTORS
Robert A. Kavesh..........................................  17,398         0.2%
Steven Kotler.............................................  95,403(2)      1.2%
George L. Lindemann....................................... 110,771(3)      1.4%
Marcella Maxwell..........................................     191          (4)

    EXECUTIVE OFFICERS
Harvey P. Alstodt......................................... 157,711(5)      1.9%
Charles J. Hinkaty........................................ 389,903(6)      4.7%
William McMenemy.......................................... 244,820(7)      3.0%
Enzo J. Vialardi..........................................   4,742(8)       (4)

    ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP
(10 persons).............................................4,990,034(9)     54.5%


-----------

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Includes 1,797 shares of Common Stock owned by Mr. Kotler's wife, 164 shares owned by a pension trust for the benefit of Mr. Kotler and 2,357 shares owned by a family foundation which Mr. Kotler may be deemed to control.

(3)   Shares are owned by a partnership controlled by Mr. Lindemann.

(4)   Less than 0.1%.

(5) Includes 89,462 shares which Mr. Alstodt may acquire through exercise of options currently outstanding and 6,614 shares held for Mr. Alstodt's account under the ESOP as of December 31, 2000.

(6) Includes 203,718 shares which Mr. Hinkaty may acquire through exercise of options currently outstanding and 7,790 shares held for Mr. Hinkaty's account under the ESOP as of December 31, 2000. Mr. Hinkaty is also a director of the Corporation.

(7) Includes 125,045 shares which Mr. McMenemy may acquire through exercise of options currently outstanding and 20,493 shares held for Mr. McMenemy's account under the ESOP as of December 31, 2000.

(8) Includes 3,570 shares which Mr. Vialardi may acquire through exercise of options currently outstanding and 122 shares held for Mr. Vialardi's account under the ESOP as of December 31, 2000.

(9) Includes (i) 1,123,718 shares which such persons have rights to acquire through the exercise of options currently outstanding, (ii) 112,075 shares held for the accounts of all executive officers and directors under the ESOP as of December 31 2000, (iii) 1,797 shares owned by Mr. Kotler's wife, (iv) 164 shares held by a pension trust for the benefit of Mr. Kotler, (v) 2,357 shares owned by a family foundation which Mr. Kotler may be deemed to control, and (vi) 110,771 shares owned by a partnership controlled by Mr. Lindemann.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Each director and executive officer of the Corporation and persons owning more than 10% of the Corporation's equity securities is required by
Section 16(a) of the Securities Exchange Act of 1934, as amended, to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of, or transactions in, the Corporation's equity securities. To the Corporation's knowledge (based solely on a review of the copies of such reports furnished to the Corporation), all of the Corporation's directors, executive officers and owners of greater than 10% of the Corporation's equity securities timely made all required filings.

                              ELECTION OF DIRECTORS

           The Corporation's Restated Certificate of Incorporation provides that the Board of Directors shall consist of a minimum of three directors and a maximum of ten directors, with the number to be fixed by the Board of Directors and such number to be divided into three classes that will be nearly as equal as possible. The Board currently consists of seven directors, two of whom are designated as members of Class I, two of whom are designated as members of Class II and three of whom are designated as members of Class III. The term of office of each class of directors is three years, with one class of directors expiring each year in rotation so that one class is elected at each annual meeting.

           Two directors for Class II are to be elected at the Annual Meeting and, when elected, will serve until the Annual Meeting of Stockholders for 2004 and until the election and qualification of their successors.

           It is the intention of the Board of Directors to nominate at the Annual Meeting the individuals whose names are set forth in Class II below for election to the Board of Directors for a three-year term. In the event that any of such nominees for election at the Annual Meeting should become unavailable for election for any reason, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee as the Board of Directors may designate. The proxies in the accompanying form, duly returned to the Board of Directors, can only be voted for two directors to be elected at the Annual Meeting.

INFORMATION CONCERNING DIRECTORS

           The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee and each director of the Corporation (i) his or her name and age; (ii) his or her principal occupation, including positions or offices held with the Corporation, at present and for the past five years; (iii) the year in which he or she began to serve as a director; and (iv) the class of director to which he or she belongs.

                                     CLASS I
                       (TO SERVE UNTIL THE ANNUAL MEETING
                            OF STOCKHOLDERS FOR 2003)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS


                                                                        DIRECTOR
NAME AND AGE              PRINCIPAL OCCUPATION OR EMPLOYMENT              SINCE
------------              ----------------------------------              -----

Martin E. Revson (90)     Private investor since August 1992;
                          Chairman of the Board of the
                          Corporation from July 1963 to August 1992         1963

Dan K. Wassong (70)       President and Chief Executive Officer of
                          the Corporation; Chairman of the Board of
                          the Corporation since August 1992                 1968



                                    CLASS II
                      (TO SERVE UNTIL THE ANNUAL MEETING OF
                             STOCKHOLDERS FOR 2004)
                  TWO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

                                                                        DIRECTOR
NAME AND AGE              PRINCIPAL OCCUPATION OR EMPLOYMENT              SINCE
                                                                          -----
Charles J. Hinkaty (51)   Vice President of the Corporation and
                          President of Del Pharmaceuticals, Inc.
                          since 1985                                        1986

George L. Lindemann (65)  Chairman of the Board and Chief
                          Executive Officer of Southern Union Co.
                          since 1986                                        1998


                                    CLASS III
                       (TO SERVE UNTIL THE ANNUAL MEETING
                            OF STOCKHOLDERS FOR 2002)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

                                                                       DIRECTOR
NAME AND AGE              PRINCIPAL OCCUPATION OR EMPLOYMENT             SINCE
                                                                         -----
Robert A. Kavesh (73)     Marcus Nadler Professor of Finance
                          and Economics, Stern School of
                          Business, New York University                     1976
Steven Kotler (54)        Vice-Chairman, Gilbert Global Equity
                          Capital since May 2000;  Co-Chairman,
                          Schroder & Co., Inc. from 1999 to May 2000;
                          President and Chief Executive Officer,
                          Schroder & Co., Inc., 1996 to 1999                1987
Marcella Maxwell (63)     Director of Development and Public Affairs,
                          Miracle Makers, Inc., since February 1995         1994


-----------


           Mr. Wassong is also a director of Southern Union Company and Moore Medical Corp. Mr. Kotler is also a director of Moore Medical Corp.

MEETINGS AND COMMITTEES OF THE BOARD

           The Board of Directors of the Corporation held six meetings during 2000.

           The Board of Directors currently has three committees, an Audit Committee, a Compensation Committee and a Human Resources Committee. The Corporation has no standing nominating committee or any committee performing similar functions. The Board of Directors determines nominees for election to the Board.

           The Audit Committee, which is comprised of Messrs. Kavesh and Kotler and Ms. Maxwell (who was elected to the Audit Committee effective May 1, 2001), recommends to the Board of Directors the engaging of the independent auditors, reviews with the independent auditors the scope and results of the audit engagement, reviews the independence of auditors and considers the range of audit and non-audit fees. It held four meetings in 2000.

           The Compensation Committee, comprised of Messrs. Kotler and Kavesh, establishes the compensation of the Chief Executive Officer and reviews on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees, and administers the Corporation's stock-based incentive plans. This Committee held two meetings in 2000.

           The Human Resources Committee is comprised of Ms. Maxwell and Mr. Kotler. The Human Resources Committee deals with all aspects of employee benefits, complaints, employment practices and other matters involving the welfare of employees and prospective employees of the Corporation (other than negotiation of collective bargaining agreements and individual contracts of employment and other matters expressly reserved for action by the Compensation Committee). This Committee held no meetings during 2000. However, the Committee received and reviewed written quarterly human resources reports from the Corporation.

           No director attended fewer than 75% of the combined total number of meetings of the Board and all committees on which such director served in 2000, except that Mr. Lindemann attended four of the six Board meetings.

DIRECTORS' COMPENSATION

           Directors of the Corporation who are not employees of the Corporation (with the exception of Mr. Revson) receive an annual retainer of $25,000. In addition, committee fees are paid at the rate of $1,500 per meeting for the Chair and $1,000 per meeting for other members.

RECOMMENDATION OF BOARD OF DIRECTORS

           The Board of Directors recommends a vote FOR election as directors in Class II the nominees identified above. Those nominees who receive the two highest numbers of votes for their election as directors will be elected.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation for the years 2000, 1999 and 1998 of the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers in 2000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE                               LONG TERM
                                                                                   COMPENSATION
                                                                                    SECURITIES
                                                       ANNUAL COMPENSATION          UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION YEAR                 YEAR     SALARY        BONUS        OPTIONS      COMPENSATION(1)
---------------------------------                ----     ------        -----        -------      ------------
Dan K. Wassong . . . . . . . . . . . . . .       2000     $744,690     $800,000      202,501        $ 542,541
Chairman, President and                          1999      723,000            0       90,186          324,258
Chief Executive Officer                          1998      703,000      712,000       98,439          322,514

Charles J. Hinkaty . . . . . . . . . . . .       2000      346,275      160,000       17,500           11,035
Vice President and President of                  1999      339,000            0       17,889           10,017
Del Pharmaceuticals, Inc.                        1998      328,000      100,000       30,358           10,641

Harvey P. Alstodt . . . . . . . . . . . .        2000      298,000      160,000       17,500           13,217
Executive Vice President, Sales,                 1999      290,500            0            0           12,205
Cosmetics Division, North America                1998      280,000      160,000            0           12,658

William McMenemy . . . . . . . . . . . . .       2000      298,000      160,000       30,827           12,110
Executive Vice President, Marketing,             1999      290,500            0       46,379           11,144
Cosmetics Division, North America                1998      280,000      160,000       10,402           11,715

Enzo J. Vialardi . . . . . . . . . . . . .       2000      284,450      150,000       17,500            8,994
Executive Vice President,                        1999      260,000            0            0            7,978
Chief Financial Officer                          1998      108,333 (2)  115,000        5,100            2,160

(1) Includes for each Named Executive Officer (i )The dollar amount of all contributions made by the Corporation and all shares allocated to the account of such officer in 2000 (no contributions were made in 1999 or 1998) under the ESOP. The amounts contributed and allocated, calculated based on the closing price of the Common Stock on December 31, 2000 were as follows: Mr. Wassong $1,016, Mr. Hinkaty $1,016, Mr. Alstodt $1,016, Mr. McMenemy $1,016 and Mr. Vialardi $1,016, (ii) the insurance premiums paid in each year in respect of such officer under the Corporation's Executive Medical Reimbursement Plan (in 2000, the amounts paid were as follows: Mr. Wassong- $7,978, Mr. Hinkaty-$7,978, Mr. Alstodt- $7,978, Mr. McMenemy- $7,978, Mr. Vialardi- $7,978); and (iii) the dollar value (calculated in accordance with SEC guidelines) of the premiums paid by the Corporation with respect to "split dollar" life insurance policies maintained by the Corporation for certain of such officers (in 2000, the amounts were as follows: Mr. Wassong -- $88,259, Mr. Hinkaty -- $2,041, Mr. Alstodt -- $4,223, Mr. McMenemy -- $3,116). Also includes for Mr. Wassong indebtedness owed by him to the Corporation which was forgiven in each year ($212,135 in 2000) and related tax gross-up ($233,153 in 2000). See "Description of Employment Agreements" below.

(2) Mr. Vialardi was appointed Executive Vice President and Chief Financial Officer, August 1, 1998.

STOCK OPTION GRANTS AND RELATED INFORMATION

                             STOCK OPTION GRANTS DURING 2000

      The following table sets forth for each of the Named Executive Officers information regarding individual grants of options during the year ended December 31, 2000 and the present value of these options on their grant date.



                                  NUMBER OF
                                 SECURITIES                % OF TOTAL OPTIONS
                                 UNDERLYING                 GRANTED TO EMPLOYEES    EXERCISE OF     EXPIRATION       GRANT DATE
NAME                             OPTIONS GRANTED (1)         IN FISCAL YEAR         BASE PRICE        DATE         PRESENT VALUE(2)
----                             ---------------             --------------         ----------        ----         -------------

Dan K. Wassong . . . . .           162,501                        40.5%              $ 11.750       7/27/07          $ 845,769
                                    40,000                        10.0%              $ 11.250       7/14/10          $ 228,556

Charles J. Hinkaty . . . .          17,500                         4.4%              $ 11.250       7/14/10           $ 99,993

Harvey P. Alstodt . . . .           17,500                         4.4%              $ 11.250       7/14/10           $ 99,993

William McMenemy . . .              17,500                         4.4%              $ 11.250       7/14/10           $ 99,993
                                    13,327                         3.3%              $ 12.625       6/23/07           $ 75,364

Enzo J. Vialardi . . . . . .        17,500                         4.4%              $ 11.250       7/14/10           $ 99,993


(1) Options which expire on July 14, 2010, have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, expire ten years from the date of grant and vest in one-third annual increments commencing one year after the date of grant. Each of the other options granted are reload options and expire seven years from the date of grant with one-third annual vesting commencing one year after the date of grant.

(2) These amounts were determined using the modified Black-Scholes option pricing model. The assumptions underlying the Black-Scholes value include
      (a) expected volatility (based on the average of the one, three, five and seven year historical volatilities of the Common Stock on the dates of grant for options which expire on July 14, 2010, and the average of the one, three and five year volatilities for the reload options); (b) the risk-free rate (the seven year Treasury bond rate on date of grant for the options which expire on July 14, 2010, and the five year Treasury bond rate for the reload options); (c) projected dividend yield of 0%; (d) a seven year expected period to exercise for options which expire on July 14, 2010, and a five year expected period to exercise for the reload options; and (e) a discount rate of 5% per annum during the vesting schedule for the options (one-third vesting on each anniversary of the date of grant for all options). The following table shows the factors used to value the options above (by option expiration date):


                             EXPECTED        RISK-FREE    DIVIDEND
      EXPIRATION DATE       VOLATILITY          RATE        YIELD
      ---------------       ----------          ----        -----

      July 14, 2010           44.70%           6.18%        0.00%
      June 23, 2007           47.14%           6.37%        0.00%
      July 27, 2007           46.85%           6.12%        0.00%

        OPTION EXERCISES AND YEAR-END OPTION VALUES

       The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during 2000 and unexercised stock options held as of December 31, 2000.



                                                                  NUMBER OF
                                                                 SECURITIES             VALUE OF
                                                                  UNDERLYING          UNEXERCISED
                                                                  UNEXERCISED        IN-THE-MONEY
                                                                  OPTIONS AT            OPTIONS
                               SHARES                            DEC. 31, 2000       DEC. 31, 2000
                              ACQUIRED        VALUE               EXERCISABLE/        EXERCISABLE/
                             ON EXERCISE    REALIZED(1)         UNEXERCISABLE       UNEXERCISABLE (2)
      NAME
      -----------------------------------------------------------------------------------------------

      Dan K. Wassong         237,780       $1,279,346         799,634 / 297,079    $747,165 / 0
      Charles J. Hinkaty           0                0         203,718 /  40,053      28,355 / 0
      Harvey P. Alstodt            0                0          89,462 /  17,500           0 / 0
      William McMenemy             0                0         125,045 /  65,387      49,758 / 2,655
      Enzo J. Vialardi             0                0           3,570 /  19,285           0 / 0

(1) The value realized is determined by multiplying the number of shares acquired by the closing market price of the Common Stock on the date of exercise, less the aggregate exercise price for said options.

(2) Based upon the closing price of the Common Stock on December 31, 2000 ($9.375 per share), less the exercise price for the aggregate number of shares subject to the options.


PENSION BENEFITS

        The following table shows the sum of the annual pension benefits payable to the Named Executive Officers under the Pension Plan and the annual SERP benefits assuming retirement at age 65 with election of a benefit payable as a life annuity in various remuneration and years of service classifications:

                                                       ANNUAL BENEFITS
                                           YEARS OF CREDITED SERVICE AT RETIREMENT (2)
                                           -------------------------------------------
      FINAL AVERAGE
      COMPENSATION (1)     15                20              25             30
                           --                --              --             --


      $   75,000       $  13,500         $  18,000        $ 22,500        $ 27,000
      $  100,000       $  18,000         $  24,000        $ 30,000        $ 36,000
      $  150,000       $  27,000         $  36,000        $ 45,000        $ 54,000
      $  200,000       $  36,000         $  48,000        $ 60,000        $ 72,000
      $  300,000       $  54,000         $  72,000        $ 90,000       $ 108,000
      $  400,000       $  72,000         $  96,000        $120,000       $ 144,000 (3)
      $  500,000       $  90,000         $ 120,000        $150,000 (3)   $ 180,000 (3)
      $  600,000       $ 108,000         $ 144,000 (3)    $180,000 (3)   $ 216,000 (3)
      $  800,000       $ 144,000 (3)     $ 192,000 (3)    $240,000 (3)   $ 288,000 (3)
      $  900,000       $ 162,000 (3)     $ 216,000 (3)    $270,000 (3)   $ 324,000 (3)
      $1,000,000       $ 180,000 (3)     $ 240,000 (3)    $300,000 (3)   $ 360,000 (3)
      $1,100,000       $ 198,000 (3)     $ 264,000 (3)    $330,000 (3)   $ 396,000 (3)

(1) The Pension Plan benefits are based on the highest five consecutive years out of final ten years of employment before normal retirement date. The SERP benefits are currently based on the yearly compensation for 1996, except for Mr. Vialardi which is based on 1999. The compensation for 1996 for Messrs. Wassong, Hinkaty, Alstodt and McMenemy was $1,334,091, $387,957, $395,604 and $396,509 respectively. The compensation for 1999 for Mr. Vialardi was $368,100.
(2) Messrs. Wassong, Hinkaty, Alstodt, McMenemy, and Vialardi have, respectively, 35, 16, 15, 36 and 3 years of credited service under the Pension Plan.
(3) The benefits payable under the Pension Plan are currently limited to $140,000, which is the maximum currently allowable under the Internal Revenue Code of 1986, as amended (the "Code"). Any pension benefit payable in excess of the maximum permitted by the Code would, if applicable, be payable under the SERP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Dan K. Wassong sets the salaries and recommends the bonuses, subject to Compensation Committee review and approval, of named executive officers other than himself.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

 DAN K. WASSONG

           Dan K. Wassong, Chairman of the Board, President and Chief Executive Officer of the Corporation, is party to an amended and restated employment agreement with the Corporation dated as of July 1, 1999 (the "Agreement"). The Agreement provides for Mr. Wassong's full time employment until December 31, 2008 at an annual base salary of not less than $723,000. In addition, Mr. Wassong may receive bonuses under the Corporation's Amended and Restated Annual Incentive Plan (the "Annual Incentive Plan"). The Corporation shall reimburse Mr. Wassong for reasonable legal and accounting fees which he may incur in connection with the preparation and periodic review of his estate plan, tax planning, tax returns, the Agreement and related employment arrangements. Upon termination of the Agreement except for death, disability or cause, Mr. Wassong shall have the right, but not the obligation, to serve as a consultant to the Corporation for a period of five years. During such time as he serves as a consultant, Mr. Wassong will be paid an annual amount equal to 60% of his base salary at the time of termination of the Agreement. In addition, during that time, Mr. Wassong will be entitled to continue to participate in the Corporation's medical reimbursement program or to receive substantially equivalent medical insurance coverage, and Mr. Wassong will be provided, at the Corporation's expense, with an office, support and secretarial services and use of an automobile and chauffeur.

           The Agreement also provides for payment, upon its termination for any reason other than cause, of deferred compensation (the "Deferred Compensation") based on one month of compensation at the Adjusted Compensation Rate (i.e., an annual rate of compensation equal to the base annual salary in effect at the date of termination plus 110% of the previous year's bonus) for each year of Mr. Wassong's employment by the Corporation since 1965. The Deferred Compensation shall be paid over the same number of months as the number of years of Mr. Wassong's employment by the Corporation, except that if Mr. Wassong dies during the term of this Agreement, the Deferred Compensation shall be paid to his designated beneficiary over a period of six months. In addition to the Deferred Compensation, in the event the Agreement is terminated without cause, Mr. Wassong will also receive a lump sum payment equal to his base annual salary at the time of termination multiplied by the greater of (i) the number of years remaining in the term of the Agreement and (ii) four years. Furthermore, if the Agreement terminates other than for cause, Mr. Wassong (or his representative, as the case may be) may require the Corporation to pay as additional compensation the excess of the market value of shares of stock which Mr. Wassong had an option to acquire from the Corporation over the aggregate exercise price for those options (in which case such options shall be cancelled).

           Under the Agreement, the Corporation consolidated loans made to Mr. Wassong in 1984, 1988 and 1990. As of April 2, 2001, the outstanding principal balance of the loan to Mr. Wassong was $922,250 (the "Existing Balance"). The Existing Balance is to be repaid, with interest at the rate of 6% per annum, with a principal payment of $140,000 on January 20 of each year through 2007 and a final payment of $82,250 on January 20, 2008, provided that each payment of principal and interest will be forgiven when due unless Mr. Wassong has been terminated for cause. The Corporation may, at its option, forgive additional amounts in excess of the scheduled principal and interest payments in any year. During 2000, $140,000 of principal and $72,135 of interest were forgiven by the Corporation. Whenever the Corporation forgives any principal or interest owed by Mr. Wassong, the Corporation has agreed to pay to him such additional payment (a "Gross-Up Payment") in an amount such that, after payment by Mr. Wassong of all federal, state and local taxes and excise taxes, if any, including any such taxes imposed on the Gross-Up Payment, Mr. Wassong retains an amount of the Gross-Up Payment equal to such taxes imposed on the principal and interest forgiven. Mr. Wassong's indebtedness must be secured by shares of Common Stock of the Corporation having a market value equal to not less than 110% of the principal amount of the Existing Balance then outstanding. If Mr. Wassong's employment is terminated for cause, the Existing Balance shall be repaid in accordance with the annual payment schedule described above, without any forgiveness of principal or interest.

           The Corporation has agreed to grant to Mr. Wassong options to purchase 40,000 shares of the Corporation's common stock each year during his employment by the Corporation. The annual grant of 40,000 stock options is in addition to any other options granted to replace shares of stock of the Corporation sold by Mr. Wassong to pay the exercise price and withholding taxes on options exercised. All such options, as well as any options held by Mr. Wassong pursuant to the Amended and Restated 1994 Stock Plan (the "1994 Stock Plan") shall be transferable pursuant to whatever actions are required to be taken by the Compensation Committee. The Corporation has agreed to lend, or cause to be loaned, to Mr. Wassong (to the extent permitted by applicable law) amounts sufficient to enable him to (i) exercise options and rights to purchase shares of Common Stock of the Corporation heretofore or hereafter granted to him and (ii) pay any applicable federal, state and local income taxes incurred by him as a result of the exercise of such options and rights. Mr. Wassong also has been granted certain rights for the registration of shares for public offering under the Securities Act of 1933, as amended.

           During 1993, the Corporation purchased $4,000,000 of life insurance policies payable on the death of Mr. Wassong. Under the terms of a Life Insurance Agreement by and among the Corporation and a trust established for the purpose of owning the policies, the policies are subject to a "split dollar" arrangement under which the Corporation will receive, upon Mr. Wassong's death, an amount equal to the premiums paid by the Corporation, without interest. The Corporation has agreed to pay all premiums due in respect of such insurance policies (and any additional policies that may be required to be purchased in order to provide an aggregate death benefit of no less than $4,000,000). In addition, in certain circumstances, the Corporation is required to pay additional premiums to assure that the amount payable to Mr. Wassong's beneficiaries will be no less than $2,000,000. The annual premium under the policies is $170,363; it is anticipated that the annual premium will be required to be paid until 2002, at which time it is estimated that the policies will be fully paid up (although the period of time over which the premiums will be required to be paid may vary depending upon the investment performance of the insurers and other factors). Pursuant to the Life Insurance Agreement, the Corporation will continue to be obligated to pay the premiums during Mr. Wassong's employment with the Corporation and following termination of his employment, unless termination is a result of a discharge for cause. Amounts payable to Mr. Wassong's beneficiaries upon his death pursuant to the policies purchased under the Life Insurance Agreement are in addition to benefits payable pursuant to the Corporation's general life insurance coverage available to all employees.

           Mr. Wassong may elect to terminate the Agreement and receive all of the compensation and benefits described above upon the occurrence of certain events, including the following: (a) he is not elected and continued as a director of the Corporation and appointed Chairman of the Board of Directors, President and Chief Executive Officer; (b) his office is relocated outside of the Greater Metropolitan Area of New York City; (c) the sale by the Corporation of all or substantially all of its assets and business or a merger of the Corporation as a result of which the shareholders of the Corporation prior to the merger will own less than a majority of the company surviving such merger; and (d) a change in control (defined as the acquisition, directly or indirectly, by any individual, corporation or group, other than persons who are members of the Board of Directors, of more than 40% of the voting power of the Corporation's common stock).

 OTHER NAMED EXECUTIVE OFFICERS

           The Corporation is party to an employment agreement with Charles J. Hinkaty, Vice President and President of Del Pharmaceuticals, Inc., for a term expiring on March 31, 2002. Under the employment agreement, Mr. Hinkaty's annual rate of compensation shall not be less than $325,000. If Mr. Hinkaty is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or six months.

           The Corporation is party to an employment agreement with Harvey Alstodt, Executive Vice President, Sales-Cosmetics Division, North America, for a term expiring on June 30, 2005. Under the employment agreement, Mr. Alstodt's annual rate of compensation shall not be less than $320,000. If Mr. Alstodt is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 24 months.

           The Corporation is party to an employment agreement with William McMenemy, Executive Vice President, Marketing-Cosmetics Division, North America, for a term expiring on November 30, 2004. Under the employment agreement, Mr. McMenemy's annual rate of compensation shall not be less than $320,000. If Mr. McMenemy is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 36 months.

           The Corporation is party to an employment agreement with Enzo Vialardi, Executive Vice President, Chief Financial Officer, for a term expiring on July 31, 2003. Under the employment agreement, Mr. Vialardi's annual rate of compensation shall not be less than $298,680.

CHANGE IN CONTROL AGREEMENTS

           The Company has entered into Change in Control Agreements with Mr. Alstodt and Mr. McMenemy. If, after a Change in Control (as defined in the Agreements), the Executive's employment is terminated with rights to receive severance benefits, the Executive will be entitled to receive, in eighteen equal monthly payments, an amount equal to the Executive's base compensation times the number of months equal to the greater of (i) the balance of the Executive's employment agreement with the Company, and (ii) in the case of Mr. Alstodt, 24 months, and, in the case of Mr. McMenemy, 36 months.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           As discussed below, the Compensation Committee considers a variety of factors in arriving at the compensation paid to the Corporation's executive officers. No specific weighting was assigned by the Compensation Committee to any of the factors considered in determining the remuneration paid to the Chief Executive Officer and the other Named Executive Officers for 2000.

GENERAL POLICIES

           The Corporation's executive compensation program is intended to provide a competitive total compensation package that enables the Corporation to attract and retain key executives and that focuses executive behavior on the fulfillment of both short-term (i.e., annual) and long-term business objectives and strategies. The key components of the Corporation's executive compensation program are base salary, annual incentive compensation and stock options. In addition, with respect to Dan K. Wassong, the Corporation's Chief Executive Officer, consideration is given to forgiveness of indebtedness to the Corporation which Mr. Wassong has incurred in the past in connection with his exercise of stock options, which forgiveness is provided for under his employment agreement (as amended) on an annual basis through 2008 and which is deemed to be valuable to the Corporation by enabling and encouraging him to have a substantial position as a stockholder of the Corporation.

           In determining compensation for its executive officers, the Corporation generally seeks to remain competitive with compensation levels for executives of companies of comparable size and profitability engaged in the health and beauty business.

           Base salaries for each of the Named Executive Officers are (subject to contractually stipulated minimums) based upon past and expected future performance of the executive, the executive's responsibilities with the Corporation and salaries for similar executive positions in companies that are competitive with, and comparable in size to, the Corporation (including a number of companies in addition to those reflected in the peer group index used in the stock performance graph appearing below). The base salary of the Chief Executive Officer is determined by the Compensation Committee. The base salaries of all other Named Executive Officers are fixed by the Chief Executive Officer. During 2000, the maximum increase in base salary for any of the Named Executive Officers was approximately 4%. Annual incentive compensation for each Named Executive Officer has been linked, generally, to overall corporate performance and/or the performance of a particular subsidiary or other business unit for which the executive may have responsibility, but has also included a subjective assessment of the officer's success in fulfilling the duties and responsibilities of his position.

           Commencing in 1994, incentive compensation for each Named Executive Officer in any year has been established under the Annual Incentive Plan, pursuant to which the Compensation Committee establishes performance objectives for use in determining all or a portion of amounts payable to such persons. The Compensation Committee also has the discretion to award bonus payments to executive officers in addition to or in lieu of amounts authorized under the Annual Incentive Plan.

           The principal mechanism for rewarding executives for long-term performance has been the grant of stock options under the Corporation's stock-based incentive plans. The plan currently employed by the Corporation for this purpose is the 1994 Stock Plan. Under the 1994 Stock Plan, the Stock Option Committee may grant to executive officers and other key employees stock options, as well as other stock-based awards, including restricted stock grants, deferred stock and performance-based stock awards. To date, awards under the 1994 Stock Plan have consisted only of stock options. Under the terms of the 1994 Stock Plan, all grants of stock options must be made at no less than market value, so that the person receiving options will benefit from appreciation of the price of the stock to the same extent as other stockholders.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

           Mr. Wassong's salary and bonus are determined in accordance with the same general standards applied to other executives as outlined above. In determining Mr. Wassong's 2000 base salary, the Committee considered the financial results of the Company in 2000 as well as Mr. Wassong's individual performance. In 2000, Mr. Wassong's base salary was increased to $744,690, a 3.0% increase. During 2000, $140,000 of principal and $72,135 of interest of Mr. Wassong's indebtedness to the Corporation was forgiven in accordance with his employment agreement.

STOCK OPTIONS

         Generally, stock options are granted to officers based upon the officer's ability to influence the Corporation's long-term growth and profitability. The Compensation Committee receives recommendations from the Chief Executive Officer concerning option grants for executive officers other than himself. All options have been granted at exercise prices which are not less than the fair market value of the Common Stock on the date of grant. Options to purchase a total of 285,828 shares were granted to the Corporation's Named Executive Officers during 2000, including options to purchase 202,501 shares granted to Mr. Wassong. 175,828 of the options granted to the Named Executive Officers in 2000 were granted to replace shares utilized by such persons to satisfy the exercise prices of options previously granted to them by the Corporation (and the tax liability arising therefrom, if any).

                             COMPENSATION COMMITTEE
                                  Steven Kotler
                                Robert A. Kavesh

                              INDEPENDENT AUDITORS

           KMPG LLP, Certified Public Accountants, is the Corporation's independent auditors and has served in such capacity since 1968. The Board of Directors has appointed KPMG for the current fiscal year. A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will respond to appropriate questions.

           The aggregate fees billed for professional services by KPMG LLP in 2000 for various services were:

AUDIT FEES: $403,000 for professional services rendered for the annual audit of the Company's consolidated financial statements for 2000, and the quarterly reviews of the consolidated financial statements included in the Company's Forms 10-Q for 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: KPMG LLP did not render professional services relating to financial information systems design and implementation for 2000.

ALL OTHER FEES: $95,000 for professional services rendered in connection with tax services; $40,000 for audit activities related to the Company's Pension and 401K benefit plans; and $210,000 for consulting services not associated with the financial statements.

AUDIT COMMITTEE REPORT

           As of May 1, 2001, the Audit Committee will be composed of three directors, each of whom is independent as defined in the American Stock Exchange listing standards. In addition to Steven Kotler, who is the Chair of the Audit Committee, and Dr. Robert A. Kavesh, both of whom have been longstanding members of the Audit Committee, Dr. Marcella Maxell, a member of the Board of Directors of the Corporation since 1994, has been appointed by the Board of Directors of the Corporation to the Audit Committee commencing May 1, 2001.

           The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Each member of the Committee is an independent director as defined by the American Stock Exchange rules. The Committee has adopted a written charter which has been approved by the Board of Directors, and which is included as EXHIBIT A to this Proxy Statement. The Committee has reviewed and discussed the Company's audited consolidated financial statements with management, which has primary responsibility for the financial statements. KPMG LLP, the Company's independent auditors for 2000, are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (COMMUNICATION WITH AUDIT COMMITTEES). KPMG LLP have provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), and the Committee discussed with KPMG LLP that firm's independence. The Committee also considered whether KPMG's provision of non-audit services to the Company is compatible with KPMG's independence.

           Based on the consideration referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for 2000. The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

Steven A. Kotler (Chairman)
Robert Kavesh

                         COMMON STOCK PERFORMANCE GRAPH

         The following graph charts the total stockholder return over a five-year period commencing on December 31, 1995, with respect to an investment in the Corporation's Common Stock as compared to the Amex Market Value Index, which was discontinued at the end of 1998, the S&P Midcap Consumer Products Index (which has eeplaced the Amex Market Value Index) and a peer group of companies selected by the Corporation for purposes of comparison (the "Peer Group"). The Peer Group consists of Playtex Products, Inc., Carter-Wallace, Inc., Helen of Troy Limited, NBTY, Inc. and Applica Incorporated. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

[GRAPH OMITTED]







                                                                      YEAR END
                                   -------------------------------------------------------------------------
                                                                                               COMPOUND ANNUAL
                                       1995      1996      1997      1998      1999      2000   RETURN RATE
                                       ----      ----      ----      ----      ----      ----   -----------

Del Laboratories, Inc. ..........   $   100.0 $   136.5 $   262.8 $   217.9 $    71.2 $    89.0    -2.30%
Peer Group ......................       100.0     161.3     227.5     214.5     230.5     180.3    12.52%
S&P Midcap Consumer
      Products Index ............       100.0     104.8     131.5     151.6     144.3     125.3     4.61%


APPROVAL OF AMENDMENT NO. 2 TO THE 1994 STOCK PLAN, AS AMENDED AND RESTATED

GENERAL

           As discussed above in the "Compensation Committee Report on Executive Compensation" (the "Compensation Committee Report"), the Corporation's 1994 Stock Plan (the "1994 Plan") is an important means by which the Corporation ties the compensation of executive officers to the performance of the Corporation. To date, awards under the 1994 Plan have been in the form of stock options, although the Plan also authorizes a broad range of other awards, including restricted and deferred stock, performance awards, limited stock appreciation rights ("LSARs") and other types of awards based on the Corporation's Common Stock (collectively, "Awards").

           At the 2001 Annual Meeting, the Corporation's stockholders will be asked to approve an amendment to the adjustment provision of the 1994 Plan. A copy of Amendment No. 2 to the 1994 Plan, including Section 10 of the 1994 Plan, as proposed to be amended, is attached to this Proxy Statement as EXHIBIT B. The changes from the current version are shown in the following marked version of the first clause of Section 10 (the remainder of Section 10 is not changed):

           In the event that the Committee shall determine that any large, special and non-recurring dividend or distribution in the form of cash, or property other than Shares, recapitalization, forward or reverse split, Share dividend or distribution, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event . . . .

The purpose of the amendment is to permit outstanding options and awards to be adjusted in the event of a stock dividend that may not be "large, special and non-recurring." Adjustments for dividends in cash or property other than shares of common stock are limited to "large, special and non-recurring" dividends in order that options and awards will be subject to "fixed" rather than "variable" accounting under applicable accounting rules. These rules do not apply to stock dividends, however; adjustments may be made under the accounting rules for a stock dividend of any size without adverse accounting consequences. Based on the 1994 Plan's current adjustment provision, however, no adjustment was made, to options granted after the 1994 Plan was amended and restated in 1999 to include the language in Section 10, in connection with the Corporation's 2% stock dividend paid in December 1999 and 5% stock dividend paid in December 2000.

           The Board of Directors believes that, if it authorizes stock dividends in the future, the Compensation Committee (the "Committee") should have authority to adjust the number of shares underlying outstanding options (including options granted prior to the amendment), the exercise price thereof, other award terms, and the number of shares reserved and the per-person share limits under the 1994 Plan. The proposed amendment would not increase the number of shares specifically set aside for the 1994 Plan, except to allow for appropriate adjustments when stock dividends are paid. The Board has been advised that it is customary for option plans to authorize adjustments for stock dividends without regard to whether they are "large, special and non-recurring," so that the amendment would conform the 1994 Plan to common practice.

DESCRIPTION OF THE 1994 PLAN

           The following is a brief description of the material features of the 1994 Plan. Such description is qualified in its entirety by reference to the full text of the 1994 Plan, which was attached as Exhibit A to the Corporation's 1999 Proxy Statement. (The 1999 Proxy Statement may be accessed through the Securities and Exchange Commission's web site, at http://www.sec.gov/cgi-bin/srch-edgar".)

           SHARES AVAILABLE AND AWARD LIMITATIONS. Under the 1994 Plan, the number of shares of Common Stock reserved and available for options and stock-based awards, as of April 2, 2001 (the "Record Date") was 510,664, representing approximately 6.4% of the shares outstanding on the Record Date. The Corporation has no plan currently in effect other than the 1994 Stock Plan under which options and stock-based awards may be granted.

           Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to the Corporation to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be deemed to be available for new Awards under the 1994 Plan. These same share counting rules apply to awards under two predecessor plans under which awards are no longer made, so that shares becoming available in connection with such awards will be available under the 1994 Plan. Under the 1994 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by the Corporation or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 1994 Plan may be either newly issued or treasury shares. On April 11, 2001, the last reported sale price of the Corporation's Common Stock on the composite tape for American Stock Exchange-listed securities was $11.90 per share.

           In addition, the 1994 Plan includes a limitation intended to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). Under this annual per-person limitation, no participant may in any year be granted share-denominated Awards under the 1994 Plan relating to more than his or her "Annual Limit" for each type of Award. The Annual Limit equals 500,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, LSARs, restricted stock, deferred stock, and other stock-based awards are separate types of Awards subject to a separate limitation. In the case of Awards not relating to shares in a way in which the share limitation can apply, no participant may be paid during any calendar year an amount that exceeds his or her Annual Limit, which for this purpose equals the Fair Market Value of the number of shares under the participant's Annual Limit as of the date of grant or the date of settlement of the Award, whichever is greater. The Annual Limit for non-share-based Awards is separate from the Annual Limit for each type of share-based Award.

           As discussed above, adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution in cash or property other than shares, recapitalization, stock split, stock dividend (whether or not large, special and non-recurring, if the proposed amendment is approved), reorganization, business combination, or other similar corporate transaction or event which affects the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that any adjustments to Awards intended to qualify as "performance-based" must conform to requirements under
Section 162(m).

           ELIGIBILITY. Executive officers and other employees of the Corporation and its subsidiaries, and non-employee consultants and others who provide substantial services to the Corporation and its subsidiaries, are eligible to be granted Awards under the 1994 Plan. In addition, any person who has been offered employment by the Corporation or a subsidiary may be granted Awards, but such prospective employee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment.

           ADMINISTRATION. The 1994 Plan is administered by the Committee, except that the Board may appoint any other committee to administer the 1994 Plan and may itself act to administer the 1994 Plan. Subject to the terms and conditions of the 1994 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of Shares to which Awards will relate or the amount of a performance Award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1994 Plan, and make all other determinations which may be necessary or advisable for the administration of the 1994 Plan. Nothing in the 1994 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The 1994 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 1994 Plan.

           STOCK OPTIONS AND LSARS. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price of an option is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option and the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally are fixed by the Committee, subject to a restriction that no ISO (or related LSAR) may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares, or other property (including notes or obligations to make payment on a deferred basis) or by surrender of other outstanding Awards, having a fair market value equal to the exercise price.

           LSARs may be granted entitling the participant, within 60 days after a Change in Control, to surrender an option and receive the excess of the fair market value of each option share on the date of the Change in Control over the exercise price of the Option.

           RESTRICTED AND DEFERRED STOCK. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the participant to all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

           OTHER STOCK-BASED AWARDS, BONUS STOCK, AND AWARDS IN LIEU OF CASH OBLIGATIONS. The 1994 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Corporation's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

           PERFORMANCE-BASED AWARDS. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 1994 Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance Awards to named executives will be selected from among the following: (1) earnings per common share; (2) revenues; (3) cash flow, free cash flow, or cash flow return on investment; (4) return on net assets, return on assets, return on investment, return on investment capital, or return on equity; (5) value created; (6) operating margin; (7) consolidated net income before or after taxes, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense, operating earnings, or net cash provided by operations; (8) share price or total stockholder return; (9) sales above a specified threshold or in relation to prior periods; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the Plan. The Committee may set the levels of performance required in connection with performance Awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

           OTHER RESTRICTIONS ON AWARDS AND SHARES. The Committee may impose additional restrictions on Shares acquired upon exercise of options. The restrictions could include a period ranging from six months to three years after exercise during which option shares may not be sold or transferred, with a requirement that the shares be resold to the Corporation at the original exercise price upon certain types of termination of employment during that period. The restrictions could also include a right of first refusal requiring the optionee to offer the option shares to the Corporation prior to selling them after the end of the restriction period. In addition, the Committee may impose restrictions under which forfeiture is triggered by competition with the Corporation, disclosure or misuse of proprietary information, or failure to assist the Corporation in litigation. Such forfeitures would apply to outstanding Awards and any gains realized by exercise of options during the six months before the triggering event or, if the participant's employment has terminated, during the last six months of employment and up to 18 months following employment.

           OTHER TERMS OF AWARDS. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Corporation's obligations under the 1994 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the 1994 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

           Awards under the 1994 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 1994 Plan, awards under other Corporation plans, or other rights to payment from the Corporation, and may exchange or buyout outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well.

           VESTING, FORFEITURES, AND ACCELERATION THEREOF. The Committee may, in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 1994 Plan provides that, in the event of a Change in Control of the Corporation, outstanding Awards will immediately vest and be fully exercisable and any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and, unless otherwise provided by the Committee, performance goals and conditions will be deemed met at the maximum level. A Change in Control means an event in which (1) the Corporation shall merge or consolidate with any other corporation and shall not be the surviving corporation; (2) a sale of all or substantially all of the Corporation's assets; (3) a tender or exchange offer by a party other than an existing director intending to acquire the Corporation;
(4) a person, other than an existing director, becoming a beneficial owner of 25% or more of the voting power of Corporation securities; (5) a change in the Board such that a majority of members are not existing members or new members approved by existing and previously approved members. The Board may determine that a given event will not constitute a Change in Control.

           AMENDMENT AND TERMINATION OF THE 1994 PLAN. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 1994 Plan or the Committee's authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. The Board may in its discretion submit other amendments to stockholders for approval. Stockholder approval will not necessarily be required for amendments which might increase the cost of the 1994 Plan or broaden eligibility. Unless earlier terminated, the 1994 Plan will terminate at such time that no shares reserved under the 1994 Plan remain available and the Corporation has no further rights or obligations with respect to any outstanding Award.

FEDERAL INCOME TAX IMPLICATIONS OF THE 1994 PLAN

           The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the Plan. The grant of an option (including a stock-based award in the nature of a purchase right) and a related LSAR will create no federal income tax consequences for the participant or the Corporation. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise minus the exercise price. Upon exercising an LSAR, the participant must generally recognize ordinary income equal to the cash received.

           Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in short- or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (generally, tax basis is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

           The Corporation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and LSARs. The Corporation generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Corporation will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

           With respect to other Awards granted under the 1994 Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Corporation generally will be entitled to a deduction in an amount equal to any ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax.

         Compensation that qualifies as "performance-based" compensation is excluded from the $1,000,000 deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 1994 Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 1994 Plan will be fully deductible under all circumstances. In addition, other Awards under the 1994 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1,000,000 in a given year, be subject to the limitation of Section 162(m).

         The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 1994 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 1994 Plan, as the consequences may vary with the types of Awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 1994 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

VOTE REQUIRED FOR APPROVAL

         Approval of the amendment to the 1994 Stock Plan will require the affirmative vote of holders of a majority of the voting power of the issued and outstanding voting securities present in person or represented by proxy and entitled to vote on the matter.

         The Board of Directors considers the amendment to the 1994 Plan to be in the best interests of the Corporation and its stockholders and recommends that the stockholders vote FOR approval.

                                 OTHER BUSINESS

         The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals for inclusion in the proxy materials for the 2002 Annual Meeting of Stockholders must be received at the Corporation's offices at 178 EAB Plaza, Uniondale, New York 11556-0178 by December 28, 2001.


                                              By Order of the Board of Directors


                                              Gene L. Wexler
                                              Secretary

Uniondale, New York
April 27, 2001

                                                                       EXHIBIT A

                             DEL LABORATORIES, INC.

                             AUDIT COMMITTEE CHARTER
                              ADOPTED MAY 25, 2000


PURPOSE

The Audit Committee (the "Committee") is appointed by the Board of Directors to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process and the audit efforts of the Company's independent accountants and internal auditors, if any, including the financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

It is the objective of the Committee to maintain free and open means of communications with the Board, the independent accountants, the internal auditors, if any, and the financial and senior management of the Company.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee, by June 14, 2001, shall be comprised of three or more members of the Board, as determined from time to time by resolution of the Board. The Committee's composition will meet the requirements of the Audit Committee Policy of the American Stock Exchange.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who will become financially literate within a reasonable period of time after appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include an ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee will have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, as such qualification may be determined in the business judgment of the Board.

3. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee.



KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function.

o The Committee shall meet at least three times annually, or more frequently as circumstances dictate. At least one of these meetings shall be in person. The other meetings may be conducted telephonically.

o The Committee shall keep minutes of all audit committee meetings, report the significant matters addressed at such meetings to the Board of Directors, and provide copies of the minutes to the Board.

o The Committee shall review significant findings identified by the independent auditors in a management letter or otherwise, together with management's responses to such findings.

o The Committee shall review the independent auditors' audit plan, including a discussion of the scope, staffing, locations, reliance upon management, and general audit approach, and monitor such plan's progress and results during the year.

o The Committee shall establish, review and update periodically a code of ethical conduct relating to the avoidance of conflicts of interest and other matters, and ensure that management has established a system to enforce this code.

o The Committee shall review annually a summary of any directors' and officers' related party transactions and potential conflicts of interests.

o The Committee shall review with management and the outside auditors the audited financial statements and will recommend to the Board of Directors if the audited financial statements should be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K). The Committee will review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

o As a whole, or through the Committee chair, the Committee shall review, if practical, with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission ("SEC") and any matters required to be discussed by SAS No. 61.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o     The Committee shall:
      o Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;
      o    Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and
      o    Take appropriate action to oversee the independence of the outside auditor.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

o The Committee shall prepare an annual audit committee report to stockholders and related disclosure as required by the SEC, to be included in proxy statements relating to election of directors occurring after December 15, 2000.


o The Committee shall perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

o The Committee shall provide management, the Company's independent auditors and internal auditors, if any, with appropriate opportunities to meet privately with the Committee.

To the extent required to maintain compliance with the Audit Committee Policy of the American Stock Exchange, the Committee shall ensure that the Company provides the American Stock Exchange with written confirmation of such matters as may be required by the rules of the American Stock Exchange.

                                                                      EXHIBIT B

                                 AMENDMENT NO. 2

                                     TO THE

                             DEL LABORATORIES, INC.

                    1994 STOCK PLAN, AS AMENDED AND RESTATED

               Pursuant to Section 12(e) of the 1994 Stock Plan, as amended and restated (the "Plan"), of Del Laboratories, Inc. (the "Corporation"), the Board of Directors of the Corporation hereby amends the Plan as follows:

               (1) Section 10 of the Plan is hereby amended by striking the first sentence thereof and replacing it with the following:

               In the event that the Committee shall determine that any large, special and non-recurring dividend or distribution in the form of cash or property other than Shares, recapitalization, forward or reverse split, Share dividend or distribution, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be delivered in connection with Awards, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Awards,
               (iii) the number of shares with respect to which Awards may be granted to a given Participant in the specified period as set forth in Section 5, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; PROVIDED, HOWEVER, in each case, that, with respect to ISOs, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code.

               (2) Except as amended hereby, the terms of the Plan remain in full force and effect.

               (3) This amendment shall be effective only if and at such time as it has been approved by the vote of holders of a majority of the outstanding Common Stock present in person or represented by proxy and entitled to vote on the matter at the Corporation's 2001 Annual Meeting of Stockholders.

                                                            Please mark    [ X ]
                                                            your votes as
                                                            indicated in
                                                            this example
1. ELECTION OF DIRECTORS

      FOR all nominees                WITHHOLD
   listed below (except as            AUTHORITY
    withheld in the space           to vote for all
          provided)               nominees listed below

            [  ]                         [  ]


2. APPROVAL OF AMENDMENT NO. 2 TO AMENDED         FOR       AGAINST     ABSTAIN
   AND RESTATED 1994 STOCK PLAN                   [  ]       [  ]        [  ]
The Board of Directors recommends a vote
"FOR" the approval of Amendment No. 2
to Amended and Restated 1994 Stock Plan

CHARLES J. HINKATY AND GEORGE L. LINDEMANN

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH NOMINEES.





                             PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                      When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                      DATED: ________________________________, 2001

                      --------------------------------------------
                                         Signature

                      --------------------------------------------
                                 Signature if held jointly

                      PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                             DEL LABORATORIES, INC.

                                     PROXY

             Annual Meeting of Stockholders, Thursday, May 24, 2001

               The undersigned stockholder of DEL LABORATORIES, INC., a Delaware corporation, hereby appoints Gene L. Wexler and Enzo Vialardi, either of them voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Del Laboratories, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on Thursday May 24, 2001, at 9:30 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

               In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED ON THE REVERSE SIDE OF THIS CARD.


                          (Continued on reverse side)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE